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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-35696) of BindView Development Corporation of our report dated January 26, 2000, except as to Note 14, which is as of February 9, 2000 and except as to the pooling of interests with Entevo Corporation which is as of March 29, 2000, relating to the financial statements and financial statement schedule, which appears in BindView Development Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP


Houston, Texas
May 11, 2000